Exhibit VI

Unaudited Condensed Semi Annual Financial Statements as at June 30, 2014 - SEC Filing

EIB Group – Interim Financial Statements

EIB Group
CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2014 UNDER IFRS
(in EUR '000)

ASSETS				30.06.2014		31.12.013	LIABILITIES AND EQUITY				30.06.2014		31.12.2013
				(Unaudited)							(Unaudited)
1.	Cash in hand, balances with central banks						1.	Amounts owed to credit institutions
	and post office office banks			69 859		106 382		a)	repayable on demand	4 790 326		4 089 820
								b)	with agreed maturity dates or periods of notice	360 337		395 290
2.	Treasury bills and other bills eligible										5 150 663		4 485 110
	for refinancing with central banks			31 232 208		26 621 637

3.	Loans and advances to credit institutions						2.	Amounts owed to customers
	a)	repayable on demand	1 071 113		1 156 346			a)	repayable on demand	1 872 894		1 949 610
	b)	other loans and advances	43 928 746		45 592 899			b)	with agreed maturity dates or periods of notice	420 351		537 776
	c)	loans (Note B)	126 189 561		126 270 307						2 293 245		2 487 386
	d)	impairment on loans and advances, net of reversals	0		- 35 900
				171 189 420		172 983 652
							3.	Debts evidenced by certificates (Note C)
4.	Loans and advances to customers							a)	debt securities in issue	455 746 675		434 750 220
	a)	other loans and advances	87 173		62 083			b)	others	21 519 940		20 843 224
	b)	loans (Note B)	308 587 881		301 480 235						477 266 615	455 593 444
	c)	impairment on loans and advances, net of reversals	- 342 635		- 325 542
				308 332 419		301 216 776	4.	Derivative liabilities			24 286 509		22 234 715

5.	Debt securities including fixed-income						5.	Other liabilities			1 170 913		1 052 311
securities
	a)	issued by public bodies	8 130 786		872 586		6.	Deferred income			134 006		135 300
	b)	issued by other borrowers	3 677 693		6 106 894
				11 808 479		6 979 480	7.	Provisions
								a)	pension plans and health insurance scheme	2 423 489		2 351 325
6.	Shares and other variable-yield securities			3 822 245		3 562 715		b)	provision for guarantees issued	270 481		190 987
								c)	provision for commitment on investment funds	7 678		8 121
7.	Derivative assets			43 315 643		33 853 932					2 701 648		2 550 433
							TOTAL LIABILITIES				513 003 599	488 538 699
8.	Property, furniture and equipment			261 418		289 807
							8.	Capital
9.	Investment property			2 461		2 541		a)	subscribed	243 284 155		243 284 155
								b)	uncalled	- 221 585 020		- 221 585 020
10.	Intangible assets			9 042		8 837					21 699 135		21 699 135

11.	Other assets			245 683		211 462	9.	Consolidated reserves
								a)	reserve fund	24 328 415		22 828 922
12.	Subscribed capital, called but not paid			597 341		1 009 174		b)	additional reserves	1 948 409		14 309
								c)	fair value reserve	1 254 925		1 148 190
13.	Prepayments			23 015		54 249		d)	special activities reserve	6 030 722		6 090 520
								e)	general loan reserve	3 205 513		3 663 165
											36 767 984		33 745 106

							10.	Result for the financial period			-561 485		2 917 704

							TOTAL EQUITY				57 905 634		58 361 945

TOTAL ASSETS				570 909 233		546 900 644	TOTAL LIABILITIES AND EQUITY				570 909 233	546 900 644

EIB Group – Interim Financial Statements

CONSOLIDATED INCOME STATEMENT FOR THE PERIOD ENDED JUNE 30, 2014 UNDER IFRS
(in EUR '000)

			H1 2014 (Unaudited)		H1 2013 (Unaudited)		2013

1.	Interest and similar income		11 305 097		11 604 858		23 037 935

2.	Interest expense and similar charges		- 9 722 175		- 10 169 140		- 20 042 846

3.	Income from shares and other variable-yield securities		53 323		29 716		54 344

4.	Fee and commission income		133 813		159 347		357 596

5.	Fee and commission expense		- 45		212		- 21

6.	Result on financial operations (NOTE E)		- 1 987 510		1 961 726		307 024

7.	Other operating income		3 966		5 157		3 332

8.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		- 55 536		- 3 272		- 109 463

9.	Change in impairment on shares and other variable-yield securities, net of reversals		292		- 26 506		- 49 299

10.	General administrative expenses
	a) staff costs	- 222 777		- 202 818		- 471 030
	b) other administrative costs	- 57 723		- 53 937		- 139 017
			- 280 500		- 256 755		- 610 047

11.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a) property, furniture and equipment	- 10 054		- 10 788		- 24 191
	b) investment property	- 81		- 81		- 161
	c) intangible assets	- 2 075		- 2 619		- 6 499
			- 12 210		- 13 488		- 30 851

12.	Result for the financial period		- 561 485		3 291 855		2 917 704

13.	Attributable to: Equity holders of the Bank		- 561 485		3 291 855		2 917 704

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE PERIOD ENDED JUNE 30, 2014 UNDER IFRS
(in EUR '000)

		H1 2014 (Unaudited)		H1 2013 (Unaudited)		2013

Result for the financial period		- 561 485		3 291 855		2 917 704

Items that are or may be reclassified to profit or loss:
Available for sale financial assets

1. Net unrealised gains and losses on financial assets available for sale	110 441		82 184		200 919

2. Impairment charges transferred to the consolidated income statement	2 191		481		14 511

3. Realised gains and losses transferred to the consolidated income statement	- 5 897		- 926		4 818

Total available for sale financial assets		106 735		81 739		220 248

Items that will never be reclassified to the profit or loss
Remeasurements of defined benefit liability		0		- 826 449		308 424

Total other comprehensive income / loss		106 735		- 744 710		528 672

Total comprehensive income / loss		- 454 750		2 547 145		3 446 376

Attributable to: Equity holders of the Bank		- 454 750		2 547 145		3 446 376

EIB Group – Interim Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY UNDER IFRS (in EUR '000)

For the half year ended June 30, 2014	Subscribed capital	Callable capital	Reserve fund	Additional reserves	Fair value reserves	Special activities reserves	General loan reserve	Result for the period before appropriation	Total consolidated equity

As at December 31, 2012 (restated)	242 392 989	- 220 773 340	21 596 628	2 156 886	927 942	5 140 386	2 976 909	289 318	54 707 718

Total comprehensive income	0	0	0	308 424	220 248	0	0	2 917 704	3 446 376
Appropriation of prior year’s profit	0	0	1 103 914	-2 450 986	0	950 134	686 256	- 289 318	0
Contribution of Croatia as of July 2013	891 166	- 811 680	128 380	0	0	0	0	0	207 866
Other	0	0	0	- 15	0	0	0	0	- 15

As at December 31, 2013	243 284 155	- 221 585 020	22 828 922	14 309	1 148 190	6 090 520	3 663 165	2 917 704	58 361 945

Total comprehensive income	0	0	0	0	106 735	0	0	- 561 485	- 454 750
Appropriation of prior year’s profit	0	0	1 499 493	1 935 661	0	- 59 798	- 457 652	- 2 917 704	0
Other	0	0	0	- 1 561	0	0	0	0	- 1 561

As at June 30, 2014 (Unaudited)	243 284 155	- 221 585 020	24 328 415	1 948 409	1 254 925	6 030 722	3 205 513	- 561 485	57 905 634

EIB Group – Interim Financial Statements

CONSOLIDATED CASH FLOW STATEMENT FOR PERIOD ENDED JUNE 30, 2014 UNDER IFRS
(IN EUR '000)

		H1 2014	2013
(Unaudited)
A.	Cash flows from operating activities :
	Result for the period	- 561 485	2 917 704
Adjustments for:
	Changes in impairment on loans and advances, net of reversals	- 18 807	83 627
	Change in provisions for pension plans and health insurance scheme	72 164	165 763
	Unwinding of discount relating to capital and reserve called, but not paid in	4 739	13 103
	Change in provisions for commitment on investment funds and guarantees on venture capital operations	74 893	20 103
	Depreciation/amortisation on property, furniture and equipment, investment property and intangible assets	12 210	30 851
	Changes in impairment of shares and other variable-yield securities	- 292	49 299
	Held to maturity portfolio amortisation and accrued interest	37 274	23 976
	Change in fair value of available for sale and trading debt securities	25 477	40 225
	Change in fair value of put option	- 30 672	4 340
	Net results on loans under the fair value option and associated swaps	- 233 064	- 598 263
	Net results on borrowings under the fair value option and associated swaps	- 740 281	10 305 335
	Change in fair value of other derivatives	3 136 662	- 9 629 449
	Interest expense on non-controlling interest	16 823	13 610
	Effect of exchange rate changes	329 689	- 2 742 857
	Profit on operating activities	2 125 330	697 367

	Disbursements of loans and advances to credit institutions and customers	- 24 989 963	-52 925 197
	Repayments of loans and advances to credit institutions and customers	21 040 417	33 990 545
	Change in deposits with central banks	36 508	51 000
	Net additions to treasury securities liquidity portfolios	- 1 069 060	171 964
	Net additions to available for sale venture capital operations	- 157 590	- 187 308
	Net additions to available for sale shares and other variable-yield securities	- 15 570	- 57 780
	Change in amounts owed to credit institutions and customers	471 412	- 7 418 797
	Change in interest accrued on cash and cash equivalents	-72 873	- 61 746
	Change in prepayments	31 234	8 034
	Change in other assets	- 34 221	770
	Change in deferred income	-1 294	-1 164
	Change in other liabilities (excluding non-controlling interest)	124 422	56 379
	Net cash used in operating activities	- 2 511 248	- 25 675 933

B.	Cash flows from investing activities :
	Securities in long term hedge portfolio purchased during the year	- 1 433 866	0
	Securities from long term hedge portfolio matured during the year	67 783	261 000
	Purchase of loan substitutes included in the debt securities portfolios	- 2 031 810	-2 045 921
	Redemption of loan substitutes included in the debt securities portfolios	1 215 399	1 439 864
	Purchase and disposal of property, furniture and equipment, investment property and intangible assets	16 053	- 25 426
	Net cash used in investing activities	- 2 166 441	- 370 483

C.	Cash flows from financing activities :
	Issuance of debts evidenced by certificates	68 322 133	84 933 795
	Redemption of debts evidenced by certificates	- 62 542 855	- 69 500 489
	Member States contribution	420 197	9 178 016
	Net change in cash related to acquisitions and disposals of shares in subsidiary undertakings	0	- 56
	Dividend paid to non-controlling interest	- 5 923	- 2 322
	Net cash from financing activities	6 193 552	24 608 944

Summary statement of cash flows
	Cash and cash equivalents at the beginning of the year	60 475 846	60 518 141
Net cash from:
	Operating activities	- 2 511 248	- 25 675 933
	Investing activities	- 2 166 441	-370 483
	Financing activities	6 193 552	24 608 944
	Effect of exchange rate changes on cash held	- 175 789	1 395 177
	Cash and cash equivalents at the end of the period	61 815 920	60 475 846

Cash and cash equivalents are composed of:
	Cash in hand, balances with central banks and post office banks, excluding deposits with Central Bank of Luxembourg to cover minimum reserve requirement	108	124
	Bills maturing within three months of issue (A1 portfolio excluding accrued interest)	21 419 839	15 288 392
Loans and advances to credit institutions:
	Repayable on demand	1 071 113	1 156 346
	Other loans and advances	39 324 860	44 030 984
		61 815 920	60 475 846

EIB Group – Interim Financial Statements

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS UNDER IFRS

NOTE A	Basis of presentation

The unaudited condensed consolidated financial statements of the European Investment Bank (“the Bank”) as at June 30, 2014 do not include all of the information and footnotes required for complete financial statements, in accordance with IAS34 Interim Financial Reporting.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The result for the six-month period ended June 30, 2014 is not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

The audited consolidated financial statements as at and for the year ended December 31, 2013 were prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU.  The unaudited condensed consolidated financial statements as at and for the period ended June 30, 2014 are based on the same principles.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2013.

NOTE B	Summary statement of loans (in EUR '000)

Loans granted

Analysis of aggregate	to intermediary	directly to	Total
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries

- Disbursed portion	126 189 561	308 587 881	434 777 442

- Undisbursed portion	30 927 260	64 256 714	95 183 974

Aggregate loans granted	157 116 821	372 844 595	529 961 416

EIB Group – Interim Financial Statements

NOTE C - Summary statement of debts evidenced by certificates as at June 30, 2014 (in EUR '000)

PAYABLE IN	OUTSTANDING AT 30.06.2014	AVERAGE RATE 30.06.2014	DUE DATES	OUTSTANDING AT 31.12.2013	AVERAGE RATE 2013

EUR	219 195 300	2.78	2014/2057	213 296 314	2.86
USD	104 937 904	1.99	2014/2058	105 047 833	2.06
GBP	62 379 059	3.13	2014/2054	59 215 161	3.48
AUD	12 955 911	5.20	2015/2042	13 189 620	5.27
CHF	8 053 636	2.15	2015/2036	8 545 129	2.31
JPY	7 586 977	1.15	2014/2053	7 702 874	1.03
SEK	5 207 275	3.40	2015/2039	5 645 382	3.56
NOK	4 909 031	3.63	2015/2033	4 856 511	3.81
TRY	3 300 885	7.85	2014/2024	2 444 024	7.99
CAD	2 478 203	2.60	2018/2045	1 304 582	3.31
ZAR	2 059 175	7.42	2014/2021	1 505 949	7.44
NZD	1 295 917	6.06	2014/2021	1 133 516	6.05
RUB	874 554	6.57	2014/2025	914 735	6.50
DKK	549 915	2.55	2024/2026	549 649	2.55
CZK	460 390	2.93	2015/2034	387 643	3.39
PLN	258 495	5.92	2014/2022	246 615	6.00
HUF	201 510	6.47	2015/2016	209 827	6.47
RON	54 301	8.61	2016/2019	100 649	8.88
MXN	39 631	4.32	2015/2015	38 840	4.32
HKD	23 619	5.27	2017/2019	23 382	5.27

Fair value adjustement on borrowings	40 444 927			29 235 209

TOTAL	477 266 615			455 593 444
The principal and interest of certain structured borrowings are index linked to stock exchange indexes (historical value: nil at 30 June 2014 and EUR 288 million in 2013). All such borrowings are hedged in full through structured swap operations.

NOTE D	Commitment to purchase the remaining European Investment Fund (“EIF”) shares at a fixed price

As at June 30, 2014, the Bank holds 62.10% of the EIF’s subscribed capital (62.10% as at December 31, 2013).

Under the terms of the Replacement Share Purchase Undertaking, the Bank is offering to buy the remaining subscribed shares from the EIF’s other shareholders for a price of EUR 383,040.05 per share as at June 30, 2014. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

It should also be noted that the Bank will participate in the increase of capital of the EIF by subscribing to 923 shares for a price of EUR 383,040.05 per share as of July 15 for a total of EUR 353,545,966.15.

EIB Group – Interim Financial Statements

NOTE E	Result on financial operations

Net results on loans and borrowings designated at Fair Value Option and their related swaps are recognised under the caption “Net result on financial operations”. The Fair Value Option is applied on loans and borrowings hedged by derivatives.

The loss reported under “Result on financial operations” (EUR - 1,988m) is mainly explained by the changes in fair values of the EIB borrowings and related swaps that have impacted negatively the result for the period ended June 30, 2014 by EUR 1,765m (June 30, 2013: EUR +16.1m). The changes in fair value of borrowings do not completely move simultaneously with those of the relating hedging swaps as the value of the swaps is not directly affected by credit-spread relating to EIB.

EIB Group – Interim Financial Statements

NOTE F – Commitments, contingent liabilities and other memorandum items

		30.06.2014		31.12.2013
Commitments		(Unaudited)

- EBRD capital uncalled		712 630		712 630

- Undisbursed loans
credit institutions	30 927 260		27 925 402
customers	64 256 714		65 418 280
		95 183 974		93 343 682
- Undisbursed venture capital operations		2 806 737		2 449 427
- Borrowings launched but not yet settled		1 065 212		309 566
- Undisbursed investment funds		663 555		605 414
- Securities receivable		200 000		200 000
Contingent liabilities and guarantees
- In respect of loans granted by third parties		4 925 944		5 057 349
Assets held on behalf of third parties
- Investment Facility – Cotonou	2 351 790		2 257 147
- NER300	2 208 731		2 117 916
- Guarantee Fund	2 004 066		2 004 357
- JESSICA (Contribution and Holding Funds)	1 767 964		1 774 316
- RSFF	1 322 941		1 307 753
- Special Section	615 183		670 986
- EU-Africa Infrastructure Trust Fund	561 503		519 444
- JEREMIE	541 047		594 971
- GF Greece	299 755		300 041
- LGTT	214 031		163 409
- SMEG 2007	186 247		126 153
- ENPI	177 418		159 098
- PBI	142 920		68 885
- AECID	100 091		100 210
- GIF 2007	88 758		117 358
- NIF Trust Fund	61 457		61 566
- SME Guarantee Facility	60 043		59 735
- WB EDIF	52 130		52 814
- GAGF	46 933		47 975
- HIPC	36 266		38 969
-FEMIP Trust Fund	32 391		33 055
- RSI	31 912		21 827
- MAP Equity	26 468		24 813
- MAP guarantee	17 442		19 178
- G43 Trust Fund	15 437		15 694
- ECHA	15 000		76 117
- EPMF	14 130		15 125
- EPTA Trust Fund	11 674		12 847
- European Technology Facility	9 154		7 785
- Bundesministerium fur Wirtschaft und Technologie	7 675		2 823
- BIF Trust account	2 551		9
- PGFF	2 456		4 183
- GEEREF Technical Support Facility	1 661		1 917
- TTP	1 339		1 387
- EPPA	1 216		515
- LfA-EIF Facility	651		571
- GEEREF	274		277
- MDD	35		5
- GGF	5		5
- FP7 Guarantee Fund	0		1 621 977
- JASPERS	0		2 529
		13 030 745		14 405 742

Other items
- Nominal value of interest-rate swap and deferred rate-setting contracts		450 098 090		444 567 235
- Nominal value of currency swap contracts receivable		195 281 653		171 759 216
- Nominal value of currency swap contracts payable		195 225 419		174 648 752
- Currency forwards		492 832		372 040
- Value of put option granted to EIF minority shareholders		435 517		441 336
- Special deposits for service of borrowings		221 570		79 141
- Swaps launched but not yet settled		20 536		18 717

EIB Group – Interim Financial Statements

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2014 (in EUR '000)

			EU Accounting Directives		Adjustment		IFRS
ASSETS				30/06/2014		Ref.		30/06/2014
1.	Cash in hand, balances with central banks and post office banks			69 859	0			69 859

2.	Treasury bills and other bills eligible for refinancing with central banks			31 049 844	182 364	A.1		31 232 208

3.	Loans and advances to credit institutions
	a)	repayable on demand	1 071 113		0		1 071 113
	b)	other loans and advances	43 913 303		15 443	B.2	43 928 746
	c)	loans	124 886 339		1 303 222	B.2	126 189 561
	d)	impairment on loans and advances, net of reversals	0		0		0
				169 870 755				171 189 420
4.	Loans and advances to customers
	a)	other loans and advances	87 173		0		87 173
	b)	loans	292 350 318		16 237 563	B.1, B.2	308 587 881
	c)	impairment on loans and advances, net of reversals	- 342 635		0		- 342 635
				292 094 856				308 332 419
5.	Debt securities including fixed-income securities
	a)	issued by public bodies	8 122 955		7 831	A.1	8 130 786
	b)	issued by other borrowers	3 653 633		24 060	A.1	3 677 693
				11 776 588				11 808 479

6.	Shares and other variable-yield securities			2 861 388	960 857	A.2		3 822 245

7.	Derivative assets			0	43 315 643	B.1		43 315 643

8.	Property, furniture and equipment			263 880	- 2 462	C		261 418

9.	Investment property			0	2 461	C		2 461

10.	Intangible assets			9 042	0			9 042

11.	Other assets			245 934	- 251	B.1		245 683

12.	Subscribed capital and reserves, called but not paid			602 080	- 4 739	F		597 341

13.	Prepayments			15 018 843	- 14 995 828	A.1, B.1, B.2, B.3		23 015

TOTAL ASSETS				523 863 069				570 909 233

LIABILITIES AND EQUITY				30/06/2014		Ref.		30/06/2014
1.	Amounts owed to credit institutions
	a)	repayable on demand	4 790 111		215	B.3	4 790 326
	b)	with agreed maturity dates or periods of notice	360 335		2	B.3	360 337
				5 150 446				5 150 663

2.	Amounts owed to customers
	a)	repayable on demand	1 872 894		0		1 872 894
	b)	with agreed maturity dates or periods of notice	420 313		38	B.3	420 351
				2 293 207				2 293 245

3.	Debts evidenced by certificates
	a)	debt securities in issue	416 763 899		38 982 776	B.3	455 746 675
	b)	others	20 057 789		1 462 151	B.3	21 519 940
				436 821 688				477 266 615

4.	Derivatives liabilities			0	24 286 509	B.1		24 286 509

5.	Other liabilities			820 648	350 265	B.1, B.2, E		1 170 913

6.	Deferred income			16 547 815	- 16 413 809	A.1, B.1, B.2, B.3		134 006

7.	Provisions
	a)	pension plans and health insurance scheme	1 995 139		428 350	D	2 423 489
	b)	provisions for guarantees issued	270 481		0		270 481
	c)	provision for commitment on investment funds	7 678		0		7 678
				2 273 298				2 701 648

TOTAL LIABILITIES				463 907 102				513 003 599

8.	Capital
	a)	subscribed	243 284 155		0		243 284 155
	b)	uncalled	- 221 585 020		0		- 221 585 020
				21 699 135				21 699 135

9.	Consolidated reserves
	a)	reserve fund	24 328 415		0		24 328 415
	b)	additional reserves	2 877 003		- 928 594	D	1 948 409
	c)	fair value reserve	0		1 254 925	A.1, A.2	1 254 925
	d)	specific activities reserve	6 030 722		0		6 030 722
	e)	general loan reserve	3 205 513		0		3 205 513
				36 441 653				36 767 984

10.	Result for the financial period			1 376 907	- 1 938 392	A.1, A.2, B.1, B.2, B.3, D, E, F		- 561 485

11.	Equity attributable to minority interest			438 272	- 438 272	E		0

TOTAL EQUITY				59 955 967				57 905 634

TOTAL LIABILITIES AND EQUITY				523 863 069				570 909 233

EIB Group – Interim Financial Statements

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
Consolidated income statement for the period ended June 30, 2014 (in EUR '000)

			EU Accounting Directives		Adjustment		IFRS
				H1 2014		Ref.		H1 2014
1.	Interest and similar income			11 303 775	1 322	F		11 305 097

2.	Interest expense and similar charges			- 9 742 392	20 217	B3, D, E, F		- 9 722 175

3.	Income from shares and other variable-yield securities			53 323	0			53 323

4.	Fee and commission income			133 813	0			133 813

5.	Fee and commission expense			- 45	0			- 45

6.	Result on financial operations			9 028	- 1 996 538	A.1, A.2, B.1, B.2, B.3		- 1 987 510

7.	Other operating income			3 966	0			3 966

8.	Change in impairment on loans and advances and provisions for guarantees, net of reversals			- 55 536	0			- 55 536

9.	Change in impairment on shares and other variable-yield securities, net of reversals				292	A.2		292

10.	General administrative expenses
	a)	staff costs	- 229 613				- 222 777
	b)	other administrative costs	- 57 692				- 57 723
				- 287 305	6 805	D		- 280 500
11.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a)	property, furniture and equipment	- 10 135		81	C	- 10 054
	b)	investment property	0		- 81	C	- 81
	c)	intangible assets	- 2 075		0		- 2 075
				- 12 210				- 12 210

12.	Result for the financial period			1 406 417				- 561 485

13.	Result attributable to minority interest			- 29 510	29 510	E		0

14.	Result attributable to equity holders of the Bank			1 376 907				- 561 485

EIB Group – Interim Financial Statements

Valuation and income recognition differences between IFRS and EU Accounting Directives

A           Financial assets classified as available-for-sale
1	Debt securities portfolio
Under EU Accounting Directives, debt securities portfolios are recorded at market value. The value adjustments are reported under “Net result on financial operations” in the profit and loss for the period in which they are made.
Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.
Under IFRS, debt securities portfolios are carried at fair value with changes in fair value reflected directly in equity.
Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.
Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.
2	Shares and other variable-yield securities
Under EU Accounting Directives, shares and other variable-yield securities are initially recorded at acquisition cost. Their carrying value is adjusted to the lower of cost or market value at subsequent measurement at the balance sheet date. Under IFRS, shares and other variable-yield securities are carried at fair value with changes in fair value reflected directly in equity.
Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

B           Financial assets and liabilities designated at fair value through profit or loss
1	Derivative assets and liabilities
a	Treasury derivatives
Under EU Accounting Directives, derivative instruments in the Bank’s available for sale and trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.
Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.
Under IFRS, all derivative assets and liabilities are recognised on balance sheet as such and carried at their replacement values.
b	Hedging derivatives
Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.
Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.
Under IFRS, all derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.
Changes in fair values of derivatives are recognised in the profit and loss.
2	Loans and advances
Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.
Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates. Transitory accounts on loans are reclassified from other liabilities to the loan balance to which they relate.
3	Borrowings
Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.
Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C           Investment property
This category is not used under EU Accounting Directives. Assets in this category under IFRS are reported in the “Tangible Assets” category under EU Accounting Directives.
Under IFRS, assets in this category are held under the historical cost model.

D           Pension funds
Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the average remaining service lives of the plan’s participants.
Under IFRS, the Group applies IAS 19 revised for determining the income or expense related to its post-employment defined benefit plans.
Cumulative actuarial surpluses and deficits are recognised in full in “Other comprehensive income”. Net interest cost is recognised in the income statement under “Interest expense and similar charges”.

E           Minority interest adjustment
EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.
Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.
Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity and being carried at fair value through profit or loss.
The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year. Fair value adjustment is reported under “Interest expense and similar charges”.

F           Discount of Subscribed capital and reserves, called but not paid
Under EU Accounting Directives, the caption “Subscribed capital and reserves, called but not paid” contains receivable from the Member States in 2015 in respect of their share of the capital increase and net receivable from the new Member State, Croatia.
Under IFRS, the capital and reserves to be received are discounted using discounted cash flow method.
Discounted interest is reported under “Interest expense and similar charges” and its amortisation under “Interest and similar income”.

EIB Group – Interim Financial Statements

EIB Group
CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES
(EUR '000)

ASSETS				30.06.2014		31.12.2013	LIABILITIES				30.06.2014		31.12.2013
				(Unaudited)							(Unaudited)

1.	Cash in hand, balances with central banks and post office banks			69 859		106 382	1.	Amounts owed to credit institutions
								a)	repayable on demand	4 790 111		4 089 233
2.	Treasury bills and other bills eligible for refinancing with central banks			31 049 844		26 516 087		b)	with agreed maturity dates or periods of notice	360 335		395 187
											5 150 446		4 484 420
							2.	Amounts owed to customers
3.	Loans and advances to credit institutions							a)	repayable on demand	1 872 894		1 949 610
	a)	repayable on demand	1 071 113		1 156 346			b)	with agreed maturity dates or periods of notice	420 313		537 775
	b)	other loans and advances	43 913 303		45 570 984						2 293 207		2 487 385
	c)	loans (Note B)	124 886 339		125 444 479
	d)	value adjustments	0		- 35 900
				169 870 755		172 135 909	3.	Debts evidenced by certificates (Note C)
								a)	debt securities in issue	416 763 899		406 204 881
4.	Loans and advances to customers							b)	others	20 057 789		20 153 354
	a)	other loans and advances	87 173		62 083						436 821 688		426 358 235
	b)	loans (Note B)	292 350 318		289 513 697
	c)	value adjustments	- 342 635		- 325 542
				292 094 856		289 250 238	4.	Other liabilities			820 648		654 464
5.	Debt securities including fixed-income securities
	a)	issued by public bodies	8 122 955		867 307		5.	Accruals and deferred income			16 547 815		18 378 489
	b)	issued by other borrowers	3 653 633		6 090 523
				11 776 588		6 957 830	6.	Provisions
								a)	pension plans and health insurance scheme	1 995 139		1 917 762
								b)	provision for guarantees issued	270 481		190 987
								c)	provision for commitment on investment funds	7 678		8 121
6.	Shares and other variable-yield securities			2 861 388		2 691 337					2 273 298		2 116 870

							7.	Subscribed capital
7.	Intangible assets			9 042		8 837		a)	subscribed	243 284 155		243 284 155
								b)	uncalled	- 221 585 020		- 221 585 020
											21 699 135		21 699 135
8.	Tangible assets			263 880		292 348	8.	Reserves
								a)	reserve fund	24 328 415		22 828 922
								b)	additional reserves	2 877 003		1 312 145
9.	Other assets			245 934		212 078		c)	special activities reserves	6 030 722		6 090 520
								d)	general loan reserve	3 205 513		3 663 165
											36 441 653		33 894 752

10. Subscribed capital, called but not paid				602 080		1 022 277	9.	Profit for the period			1 376 907		2 546 424

11.	Prepayments and accrued income			15 018 843		13 840 422	10.	Equity attributable to minority interest			438 272		413 571

TOTAL ASSETS				523 863 069		513 033 745	TOTAL LIABILITIES				523 863 069		513 033 745

EIB Group – Interim Financial Statements

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE PERIOD ENDED JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES (in EUR '000)

				H1 2014 (Unaudited)		H1 2013 (Unaudited)		2013

1.	Interest receivable and similar income			11 303 775		11 603 454		23 033 103

2.	Interest payable and similar charges			-9 742 392		- 10 142 164		-19 996 050

3.	Income from securities			53 323		29 716		54 344

4.	Commissions receivable			133 813		159 347		357 596

5.	Commissions payable			- 45		212		- 21

6.	Net result on financial operations			9 028		- 40 312		- 151 584

7.	Other operating income			3 966		5 157		3 332

8.	General Administrative expenses
	a)	staff costs	- 229 613		- 220 150		- 461 595
	b)	other administrative expenses	- 57 692		- 51 917		- 137 528
				-287 305		-272 067		- 599 123

9.	Value adjustments in respect of intangible and tangible assets
	a)	tangible assets	- 2 075		- 10 869		- 24 352
	b)	intangible assets	- 10 135		- 2 619		- 6 499
				- 12 210		- 13 488		- 30 851

10.	Value adjustments in respect of loans and advances and provisions for contingent liabilities			- 55 536		- 3 272		- 109 463

11.	Profit for the financial period			1 406 417		1 326 583		2 561 283

12.	Profit attributable to minority interest			- 29 510		- 2 439		- 14 859

13.	Profit attributable to equity holders of the Bank			1 376 907		1 324 144		2 546 424

EIB Group – Interim Financial Statements

CONSOLIDATED CASH FLOW STATEMENT FOR THE PERIOD ENDED JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES
(in EUR '000)

		H1 2014 (Unaudited)	2013
A.	Cash flows from operating activities:
	Profit for the financial period	1 406 417	2 561 283
Adjustments for:
	Change in value adjustments on loans and advances	-18 807	83 627
	Change in provisions on pension plans and health insurance scheme	77 377	154 769
	Change in provisions for commitment on investment funds and guarantees on venture capital operations	74 893	20 103
	Value adjustments in respect of tangible and intangible assets	12 210	30 851
	Value (re-)adjustments in respect of shares and other variable-yield securities	3 109	24 435
	Held to maturity portfolio amortization	57 660	12 290
	Effect of exchange rate changes	291 293	- 2 732 733
	Profit on operating activities	1 904 152	154 625

	Disbursements of loans and advances to credit institutions and customers	- 24 989 963	- 52 925 197
	Repayments of loans and advances to credit institutions and customers	21 040 417	33 990 545
	Change in deposits with central banks	36 508	51 000
	Change in treasury securities liquidity portfolios	- 1 036 219	198 571
	Change in venture capital operations included in shares and other variable-yield securities	- 157 590	- 187 308
	Change in shares and other variable-yield securities excluding venture capital operations	- 15 570	- 57 780
	Change in amounts owed to credit institutions and customers	471 848	- 7 419 070
	Change in prepayments and accrue income	1 667 336	- 1 783 382
	Change in other assets	32 797	- 6 126
	Change in short term treasury derivative valuations	- 33 856	187
	Change in accruals and deferred income	- 1 564 495	2 262 100
	Change in other liabilities	133 387	45 902
	Net cash used in operating activities	- 2 511 248	- 25 675 933

B.	Cash flows from investing activities:
	Securities in long term hedge portfolio purchased during the year	- 1 433 866	0
	Securities from long term hedge portfolio matured during the year	67 783	261 000
	Purchase of loan substitutes included in the debt securities portfolios	- 2 031 810	- 2 045 921
	Redemption of loan substitutes included in the debt securities portfolios	1 215 399	1 439 864
	Purchase and disposal of tangible and intangible assets	16 053	- 25 426
	Net cash used in investing activities	- 2 166 441	-370 483

C.	Cash flows from financing activities:
	Issuance of debts evidenced by certificates	68 322 133	84 933 795
	Redemption of debts evidenced by certificates	- 62 542 855	- 69 500 489
	Member States' contribution	420 197	9 178 016
	Net cash flow from change in stake in subsidiary undertakings	0	-56
	Dividend paid to minority interest	- 5 923	- 2 322
	Net cash from financing activities	6 193 552	24 608 944

Summary statement of cash flows:
	Cash and cash equivalents at beginning of the financial period	60 475 846	60 518 141
Net cash from:
	Operating activities	- 2 511 248	- 25 675 933
	Investing activities	- 2 166 441	- 370 483
	Financing activities	6 193 552	24 608 944
	Effect of exchange rate changes on cash held	- 175 789	1 395 177
	Cash and cash equivalents at end of the financial period	61 815 920	60 475 846

Cash and cash equivalents are composed of:
	Cash in hand, balances with central banks and post office banks, excluding deposits with Central Bank of Luxembourg to cover minimum reserve requirement	108	124
	Bills maturing within three months of issue (A1 portfolio)	21 419 839	15 288 392
Loans and balances to credit institutions
	Repayable on demand	1 071 113	1 156 346
	Other loans and advances	39 324 860	44 030 984
		61 815 920	60 475 846

EIB Group – Interim Financial Statements

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS UNDER EU ACCOUNTING DIRECTIVES

NOTE A	Basis of presentation

The unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2014 do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2014 is not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

The audited consolidated financial statements as at and for the year ended December 31, 2013 were prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions, as amended by Directive 2001/65/EC of 27 September 2001, by Directive 2003/51/EC of 18 June 2003 and by Directive 2006/46/EC of 14 June 2006 (the ‘Directives’), without making use of the option available to apply fair value accounting.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2013.

NOTE B	Summary statement of loans (in EUR ‘000)

Loans granted

Analysis of aggregate	to intermediary	directly to	Total
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries

- Disbursed portion	124 886 339	292 350 318	417 236 657

- Undisbursed portion	30 927 260	64 256 714	95 183 974

Aggregate loans granted	155 813 599	356 607 032	512 420 631

EIB Group – Interim Financial Statements

NOTE C	Summary statement of debts evidenced by certificates as at June 30, 2014 (in EUR' 000)

PAYABLE IN	OUTSTANDING AT 30.06.2014	AVERAGE RATE 30.6.2014	DUE DATES	OUTSTANDING AT 31.12.2013	AVERAGE RATE 2013
EUR	219 195 300	2.78	2014/2057	213 296 314	2.86
USD	104 937 904	1.99	2014/2058	105 047 833	2.06
GBP	62 379 059	3.13	2014/2054	59 215 161	3.48
AUD	12 955 911	5.20	2015/2042	13 189 620	5.27
CHF	8 053 636	2.15	2015/2036	8 545 129	2.31
JPY	7 586 977	1.15	2014/2053	7 702 874	1.03
SEK	5 207 275	3.40	2015/2039	5 645 382	3.56
NOK	4 909 031	3.63	2015/2033	4 856 511	3.81
TRY	3 300 885	7.85	2014/2024	2 444 024	7.99
CAD	2 478 203	2.60	2018/2045	1 304 582	3.31
ZAR	2 059 175	7.42	2014/2021	1 505 949	7.44
NZD	1 295 917	6.06	2014/2021	1 133 516	6.05
RUB	874 554	6.57	2014/2025	914 735	6.50
DKK	549 915	2.55	2024/2026	549 649	2.55
CZK	460 390	2.93	2015/2034	387 643	3.39
PLN	258 495	5.92	2014/2022	246 615	6.00
HUF	201 510	6.47	2015/2016	209 827	6.47
RON	54 301	8.61	2016/2019	100 649	8.88
MXN	39 631	4.32	2015/2015	38 840	4.32
HKD	23 619	5.27	2017/2019	23 382	5.27
TOTAL	436 821 688			426 358 235
The principal and interest of certain structured borrowings are index linked to stock exchange indexes (historical value: nil at 30 June 2014 and EUR 288 million in 2013). All such borrowings are hedged in full through structured swap operations.

EIB Group – Interim Financial Statements

NOTE D	Commitment to purchase the remaining European Investment Fund (“EIF”) shares at a fixed price

As at June 30, 2014, the Bank holds 62.10% of the EIF’s subscribed capital (62.10% as at December 31, 2013).

Under the terms of the Replacement Share Purchase Undertaking, the Bank is offering to buy the remaining subscribed shares from the EIF’s other shareholders for a price of EUR 383,040.05 per share as at June 30, 2014. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

It should also be noted that the Bank will participate in the increase of capital of the EIF by subscribing to 923 shares for a price of EUR 383,040.05 per share as of July 15 for a total of EUR 353,545,966.15.

EIB Group – Interim Financial Statements

Note E - Commitments, contingent liabilities and other memorandum items (in EUR '000)

			30.06.2014		31.12.2013
(Unaudited)

Commitments

-	EBRD capital uncalled		712 630		712 630

-	Undisbursed loans
credit institutions		30 927 260		27 925 402
customers		64 256 714		65 418 280
			95 183 974		93 343 682
-	Undisbursed venture capital operations		2 806 737		2 449 427
-	Borrowings launched but not yet settled		1 065 212		309 566
-	Undisbursed investment funds		663 555		605 414
-	Securities receivable		200 000		200 000
Contingent liabilities and guarantees
-	In respect of loans granted by third parties		4 925 944		5 057 349
Assets held on behalf of third parties
-	Investment Facility - Cotonou	2 351 790		2 257 147
-	NER300	2 208 731		2 117 916
-	Guarantee Fund	2 004 066		2 004 357
-	JESSICA (Contribution and Holding Funds)	1 767 964		1 774 316
-	RSFF	1 322 941		1 307 753
-	Special Section	615 183		670 986
-	EU-Africa Infrastructure Trust Fund	561 503		519 444
-	JEREMIE	541 047		594 971
-	GF Greece	299 755		300 041
-	LGTT	214 031		163 409
-	SMEG 2007	186 247		126 153
-	ENPI	177 418		159 098
-	PBI	142 920		68 885
-	AECID	100 091		100 210
-	GIF 2007	88 758		117 358
-	NIF Trust Fund	61 457		61 566
-	SME Guarantee Facility	60 043		59 735
-	WB EDIF	52 130		52 814
-	GAGF	46 933		47 975
-	HIPC	36 266		38 969
-	FEMIP Trust Fund	32 391		33 055
-	RSI	31 912		21 827
-	Map Equity	26 468		24 813
-	Map guarantee	17 442		19 178
-	G43 Trust Fund	15 437		15 694
-	ECHA	15 000		76 117
-	EPMF	14 130		15 125
-	EPTA Trust Fund	11 674		12 847
-	European Technology Facility	9 154		7 785
-	Bundesministerium fur Wirtschaft und Technologie	7 675		2 823
-	BIF - Trust account	2 551		9
-	PGFF	2 456		4 183
-	GEEREF Technical Support Facility	1 661		1 917
-	TTP	1 339		1 387
-	EPPA	1 216		515
-	LfA-EIF Facility	651		571
-	GEEREF	274		277
-	MDD	35		5
-	GGF	5		5
-	FP7 Guarantee Fund	0		1 621 977
-	JASPERS	0		2 529
			13 030 745		14 405 742

Other items
-	Nominal value of interest-rate swap and deferred rate-setting contracts		450 098 090		444 567 235
-	Nominal value of currency swap contracts receivable		195 281 653		171 759 216
-	Nominal value of currency swap contracts payable		195 225 419		174 648 752
-	Currency forwards		492 832		372 040
-	Value of put option granted to EIF minority shareholders		435 517		441 336
-	Special deposits for service of borrowings		221 570		79 141
-	Swaps launched but not yet settled		20 536		18 717

EIB Group – Interim Financial Statements

EIB Group
BALANCE SHEET AS AT JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES
(in EUR '000)

ASSETS				30.06.2014 (Unaudited)		31.12.2013	LIABILITIES				30.06.2014 (Unaudited)		31.12.2013
1.	Cash in hand, balances with central banks			69 859		106 382	1.	Amounts owed to credit institutions
	and post office banks							a)	repayable on demand	4 790 111		4 089 233
								b)	with agreed maturity dates or periods of notice	360 335		395 187
											5 150 446		4 484 420
2.	Treasury bills and other bills eligible for			30 086 049		25 594 364	2.	Amounts owed to customers
	refinancing with central banks							a)	repayable on demand	1 872 894		1 949 610
								b)	with agreed maturity dates or periods of notice	420 463		537 775
											2 293 357		2 487 385
3.	Loans and advances to credit institutions
	a)	repayable on demand	969 165		1 080 135		3.	Debts evidenced by certificates (Note D)
	b)	other loans and advances	43 835 638		45 486 434			a)	debt securities in issue	416 763 899		406 204 881
	c)	loans (Note B)	124 886 339		125 444 479			b)	others	20 057 789		20 153 354
	d)	value adjustments	0		- 35 900						436 821 688		426 358 235
				169 691 142		171 975 148
4.	Loans and advances to customers						4.	Other liabilities			810 648		673 306
	a)	other loans and advances	87 173		62 083
	b)	loans (Note B)	292 350 318		289 513 697		5.	Accruals and deferred income			16 547 815		18 378 489
	c)	value adjustments	- 342 635		- 325 542
				292 094 856		289 250 238
							6.	Provisions
5.	Debt securities including fixed-income securities							a)	pension plans and health insurance scheme	1 932 394		1 858 838
	a)	issued by public bodies	8 113 937		858 222			b)	provision for guarantees issued in respect of loans granted by third parties	113 900		13 900
	b)	issued by other borrowers	3 653 633		6 090 523			c)	provision for commitment on investment funds	7 678		8 121
				11 767 570		6 948 745					2 053 972		1 880 859
							7.	Subscribed capital
6.	Shares and other variable-yield securities			2 653 404		2 485 561		a)	subscribed	243 284 155		243 284 155
								b)	uncalled	- 221 585 020		- 221 585 020
7.	Shares in affiliated undertakings (Note C)			493 588		493 588					21 699 135		21 699 135

8.	Intangible assets			9 042		8 837	8.	Reserves
								a)	reserve fund	24 328 415		22 828 922
9.	Tangible assets			260 981		289 281		b)	additional reserves	2 676 782		1 144 024
								c)	special activities reserve	6 030 722		6 090 520
10.	Other assets			220 931		203 199		d)	general loan reserve	3 205 513		3 663 165
											36 241 432		33 726 631
11.	Subscribed capital, called but not paid			602 080		1 022 277

12.	Prepayments and accrued income			15 006 495		13 825 641	9.	Profit for the financial period			1 337 504		2 514 801

Total ASSETS				522 955 997		512 203 261	Total LIABILITIES				522 955 997		512 203 261

EIB Group – Interim Financial Statements

EIB OFF BALANCE SHEET AS AT JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES (in EUR '000)

			30.06.2014		31.12.2013
(Unaudited)

Commitments
-	EBRD capital uncalled		712 630		712 630

-	EIF capital uncalled		1 490 400		1 490 400
-	Undisbursed loans
credit institutions		30 927 260		27 925 402
customers		64 256 714		65 418 280
			95 183 974		93 343 682
-	Undisbursed venture capital operations		2 603 307		2 257 754
-	Borrowings launched but not yet settled		1 065 212		309 566
-	Undisbursed investment funds		663 555		605 414
-	Securities receivable		200 000		200 000
Contingent liabilities and guarantees
-	In respect of loans granted by third parties		1 799 743		1 808 688
Assets held on behalf of third parties
-	Investment Facility – Cotonou	2 351 790		2 257 147
-	NER300	2 208 731		2 117 916
-	Guarantee Fund	2 004 066		2 004 357
-	JESSICA (Contribution and Holding Funds)	1 767 964		1 774 316
-	RSFF	1 322 941		1 307 753
-	EIF	1 056 673		1 035 076
-	Special Section	615 183		670 986
-	EU-Africa Infrastructure Trust Fund	561 503		519 444
-	GF Greece	299 755		300 041
-	LGTT	214 031		163 409
-	ENPI	177 418		159 098
-	PBI	142 920		68 885
-	AECID	100 091		100 210
-	NIF Trust Fund	61 457		61 566
-	HIPC	36 266		38 969
-	FEMIP Trust Fund	32 391		33 055
-	ECHA	15 000		76 117
-	EPTA Trust Fund	11 674		12 847
-	FP7 Guarantee Fund	0		1 621 977
-	JASPERS	0		2 529
			12 979 854		14 325 698

Other items
-	Nominal value of interest-rate swap and deferred rate-setting contracts		450 098 090		444 567 235
-	Nominal value of currency swap contracts receivable		195 281 653		171 759 216
-	Nominal value of currency swap contracts payable		195 225 419		174 648 752
-	Currency forwards		492 832		372 040
-	Nominal value of put option granted to EIF minority shareholders		435 517		441 336
-	Special deposits for service of borrowings		221 570		79 141
-	Swaps launched but not yet settled		20 536		18 717

EIB Group – Interim Financial Statements

EIB PROFIT AND LOSS ACCOUNT
FOR THE PERIOD ENDED JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES
(in EUR '000)

				H1 2014		H1 2013		2013
				(Unaudited)		(Unaudited)

1.	Interest receivable and similar income			11 290 966		11 589 110		23 005 046

2.	Interest payable and similar charges			- 9 744 074		- 10 143 388		- 19 998 604

3.	Income from securities
	a)	income from shares and other variable-yield securities	49 328		26 614		48 410
	b)	income from shares in affiliated undertakings	9 737		3 810		3 810
				59 065		30 424		52 220

4.	Commission receivable			104 293		128 619		292 821

5.	Commission payable			- 8 393		- 7 156		- 16 081

6.	Net result on financial operations			- 18 074		- 27 564		- 148 729

7.	Other operating income			5 913		6 716		6 510

8.	General administrative expenses
	a)	staff costs	- 206 443		- 196 170		- 415 948
	b)	other administrative expenses	- 53 556		- 49 345		- 127 845
				- 259 999		- 245 515		- 543 793

9.	Value adjustments in respect of tangible and intangible assets
	a)	tangible assets	- 9 918		- 10 697		- 23 988
	b)	intangible assets	- 2 075		- 2 619		- 6 499
				- 11 993		- 13 316		- 30 487

10.	Value adjustments in respect of loans and advances and provisions for contingent liabilities			- 80 200		2 616		- 104 102

11.	Profit for the financial period			1 337 504		1 320 546		2 514 801

EIB Group – Interim Financial Statements

CASH FLOW STATEMENT FOR THE PERIOD ENDED JUNE 30, 2014 UNDER EU ACCOUNTING DIRECTIVES
(in EUR '000)

		H1 2014	2013
(Unaudited)
A.	Cash flows from operating activities:
	Profit for the financial period	1 337 504	2 514 801
Adjustments for:
	Change in value adjustments on loans and advances	-18 807	83 627
	Change in provisions on pension plans and health insurance scheme	73 556	143 884
	Change in provisions for commitment on investment funds and guarantees on venture capital operations	99 557	14 742
	Value adjustments in respect of tangible and intangible assets	11 993	30 487
	Value (re-)adjustments in respect of shares and other variable-yield securities	4 935	24 198
	Held to maturity portfolio amortisation	57 644	7 204
	Effect of exchange rate changes	285 545	-2 730 084
	Profit on operating activities	1 851 927	88 859
	Disbursements of loans and advances to credit institutions and customers	-24 989 963	-52 925 197
	Repayments of loans and advances to credit institutions and customers	21 040 417	33 990 545
	Change in deposits with central banks	36 508	51 000
	Change in treasury securities liquidity portfolios	-970 198	293 038
	Change in venture capital operations included in shares and other variable-yield securities	-157 208	-178 236
	Change in shares and other variable-yield securities excluding venture capital operations	-15 570	-57 780
	Change in amounts owed to credit institutions and customers	471 998	-7 418 983
	Change in prepayments and accrued income	1 664 903	-1 784 068
	Change in other assets	-17 732	315
	Change in short term treasury derivative valuations	-1 564 495	-6 126
	Change in accruals and deferred income	32 797	2 262 100
	Change in other liabilities	104 545	56 268
	Net cash used in operating activities	-2 512 071	-25 628 265

B.	Cash flows from investing activities:
	Purchase of EIF shares	0	-56
	Securities in long term hedge portfolio purchased during the year	-1 433 866	0
	Securities from long term hedge portfolio matured during the year	43 782	215 500
	Purchase of loan substitutes included in the debt securities portfolios	-2 031 810	-2 045 921
	Redemption of loan substitutes included in the debt securities portfolios	1 215 399	1 439 864
	Purchase and disposal of tangible and intangible assets	16 102	-25 088
	Net cash used in investing activities	-2 190 393	-415 701

C.	Cash flows from financing activities:
	Issuance of debts evidenced by certificates	68 322 133	84 933 795
	Redemption of debts evidenced by certificates	-62 542 855	-69 500 489
	Member States’ contribution	420 197	9 178 016
	Net cash from financing activities	6 199 475	24 611 322

Summary statement of cash flows:
	Cash and cash equivalents at the beginning of the year	60 315 085	60 352 552
Net cash from:
	Operating activities	-2 512 071	-25 628 265
	Investing activities	-2 190 393	-415 701
	Financing activities	6 199 475	24 611 322
	Effects of exchange rate changes on cash held	-175 789	1 395 177
	Cash and cash equivalents at the end of the financial period	61 636 307	60 315 085
Cash and cash equivalents are composed of:
Cash in hand, balances with central banks and post office banks, excluding deposits with Central Bank of
	Luxembourg to cover minimum reserve requirement	108	124
	Bills maturing within three months of issue (A1 portfolio)	21 419 839	15 288 392
Loans and advances to credit institutions
	Repayable on demand	969 165	1 080 135
	Other loans and advances	39 247 195	43 946 434
		61 636 307	60 315 085

EIB Group – Interim Financial Statements

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS UNDER EU ACCOUNTING DIRECTIVES

NOTE A	Basis of presentation

The unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2014 do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2014 is not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

The audited financial statements as at and for the year ended December 31, 2013 were prepared in accordance with the general principles of the Directive 86/635/EEC of the Council of the European Communities of 8 December 1986 on the annual accounts and consolidated accounts of banks and other financial institutions (the ‘Directive’), as amended by Directive 2001/65/EC of 27 September 2001, by Directive 2003/51/EC of 18 June 2003 and by Directive 2006/46/EC of 14 June 2006 on the annual and consolidated accounts of certain types of companies, banks and other financial institutions (the ‘Directives’), without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2013.

NOTE B	Summary statement of loans (in EUR '000)

Loans granted

Analysis of aggregate	to intermediary	directly to	Total
loans granted	credit	final
(before specific provisions)	institutions	beneficiaries

- Disbursed portion	124 886 339	292 350 318	417 236 657

- Undisbursed portion	30 927 260	64 256 714	95 183 974

Aggregate loans granted	155 813 599	356 607 032	512 420 631

EIB Group – Interim Financial Statements

NOTE C	Shares in affiliated undertakings

This item for EUR’000 493 588 corresponds to the capital paid in by the Bank in respect of its subscription (EUR’000 1 863 000) to the capital of the European Investment Fund (“EIF”), with its registered office in Luxembourg.

As at June 30, 2014, the Bank holds 62.10% of the EIF’s subscribed capital (62.10% as at December 31, 2013).

The Bank will participate in the increase of capital of the EIF by subscribing to 923 shares for a price of EUR 383,040.05 per share as of July 15 for a total of EUR 353,545,966.15.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the Bank is offering to buy the remaining subscribed shares from the EIF’s other shareholders for a price of EUR 383,040.05 per share as at June 30, 2014. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

EIB Group – Interim Financial Statements

Note D - Summary statement of debts evidenced by certificates as at June 30, 2014 (in EUR' 000)

PAYABLE IN	OUTSTANDING AT 30.06.2014	AVERAGE RATE 30.06.2014	DUE DATES	OUTSTANDING AT 31.12.2013	AVERAGE RATE 2013
EUR	219 195 300	2.78	2014/2057	213 296 314	2.86
USD	104 937 904	1.99	2014/2058	105 047 833	2.06
GBP	62 379 059	3.13	2014/2054	59 215 161	3.48
AUD	12 955 911	5.20	2015/2042	13 189 620	5.27
CHF	8 053 636	2.15	2015/2036	8 545 129	2.31
JPY	7 586 977	1.15	2014/2053	7 702 874	1.03
SEK	5 207 275	3.40	2015/2039	5 645 382	3.56
NOK	4 909 031	3.63	2015/2033	4 856 511	3.81
TRY	3 300 885	7.85	2014/2024	2 444 024	7.99
CAD	2 478 203	2.60	2018/2045	1 304 582	3.31
ZAR	2 059 175	7.42	2014/2021	1 505 949	7.44
NZD	1 295 917	6.06	2014/2021	1 133 516	6.05
RUB	874 554	6.57	2014/2025	914 735	6.50
DKK	549 915	2.55	2024/2026	549 649	2.55
CZK	460 390	2.93	2015/2034	387 643	3.39
PLN	258 495	5.92	2014/2022	246 615	6.00
HUF	201 510	6.47	2015/2016	209 827	6.47
RON	54 301	8.61	2016/2019	100 649	8.88
MXN	39 631	4.32	2015/2015	38 840	4.32
HKD	23 619	5.27	2017/2019	23 382	5.27
TOTAL	436 821 688			426 358 235
The principal and interest of certain structured borrowings are index linked to stock exchange indexes (historical value: nil at 30 June 2014 and EUR 288 million in 2013). All such borrowings are hedged in full through structured swap operations.

EIB Group – Interim Financial Statements